LETTER OF INTENT

This Letter of Intent ("LOI") is entered into this 25th day of April, 2008, by and between INDIGO-ENERGY, INC., a Nevada corporation, with offices in Henderson, Nevada ("INDIGO") and INTERNATIONAL FINANCIAL CORPORATION., LLC., a Nevada limited liability company, with offices in Volusia County, Florida ("INTERNATIONAL") and sets forth the terms and conditions by which INTERNATIONAL shall fund INDIGO's acquisition, drilling and development of oil and gas leasehold interests in the Illinois basin.

BACKGROUND:

A. INDIGO has acquired or is acquiring oil and gas leases compromising approximately 106,000 acres located in southern Illinois, southwestern Indiana and western and west central Kentucky for purposes of drilling and developing the New Albany Shale and other oil and gas bearing horizons in the Illinois Basin (The "Oil and Gas Leases").

B. INTERNATIONAL agrees to fund the drilling and development of INDIGO leases under the terms and conditions hereinafter provided.

C. RIVERS WEST ENERGY, LLC ("RIVERS WEST"), a Nevada limited liability company has been formed to be the Operating Company for the drilling and development of the Oil and Gas Leases.

FUNDING:

INTERNATIONAL shall provide funds in the total amount of $624,000,000 USD (six hundred twenty-four million U.S. dollars) which shall be disbursed from time to time and used for the purposes set forth in the Exhibit "A".

BRIDGE FUNDING:

INTERNATIONAL shall use its best efforts to obtain bridge financing in the amount of $150 million for INDIGO within sixty (60) days. The term of the bridge loan shall be at least 3 years and may be prepaid without penalty. Upon execution of this Letter of Intent, Indigo shall pay Spectrum Facilitating Technologies, LLC ("Spectrum") 5 million shares of Indigo Rule 144 restricted stock plus the sum of $150,000 for bridge financing due diligence services. Such amount shall represent payment in full to Spectrum for such services. The amount of the bridge financing shall be applied as shown on Exhibit B.

RIVERS WEST ENERGY, LLC:

The parties shall become members of the newly formed RIVERS WEST ENERGY, LLC, a Nevada limited liability company. INDIGO and INTERNATIONAL shall each appoint one manager to manage RIVER WEST. INDIGO's manager shall manage the Company's day to day affairs as long as there is no default, which defaults shall include, but not be limited to, the failure of Rivers West to meet certain objectives which shall be defined in the final operating agreement.. INDIGO shall cause all of its assets, including ownership of oil and gas leases comprising approximately 106,000 acres located in southern Illinois, southwestern Indiana and western and west central Kentucky to be transferred to RIVERS WEST. RIVERS WEST ENERGY, LLC, shall be owned sixty (60%) percent by INDIGO and forty (40%) by INTERNATIONAL. The operating agreement shall contain such terms acceptable to INTERNATIONAL.

NRI:

The net Revenue Interest ("NRI") from said leases range from 77.25% of 8/8ths to 80.00% of 8/8ths of all oil and gas produced therefrom.

ADDITIONAL DOWNSTREAM COMPANIES:

INDIGO agrees to cause Rivers West to form five (5) limited liability companies which are being created for the following purposes: (i) drilling company; (ii) drilling rig manufacturing company; (iii)oil field construction company; (iv) pipeline operating company and (v) gas marketing company. RIVERS WEST shall own a minimum of 75% of the membership units of the five LLCs unless otherwise agreed.

IDCs AND DEPRECIATION:

The RIVERS WEST operating agreement shall be drafted to allocate a portion of intangible drilling costs (IDCs) and a portion of applicable oil field equipment depreciation to INTERNATIONAL for all oil and gas operations attributable to the funding amount of $624,000,000. Thereafter, IDCs and depreciation shall be allocated between INDIGO and INTERNATIONAL based upon the percentage of ownership each has in RIVERS WEST.

INDIGO STOCK:

As soon as practicable following the execution of this LOI or a more definitive agreement between the parties, INDIGO shall place 100,000,000 shares of its common

stock, in escrow, free and clear of encumbrances other than SEC Rule 144 restrictions The escrow agent shall be subject to INTERNATIONAL's approval. The stock shall be delivered to INTERNATIONAL once Rivers West receives the first $192 million in funding.

<u>INFORMATION</u>: INDIGO shall provide INTERNATIONAL and Spectrum with full and fair disclosure of their business affairs. It shall promptly provide INTERNATIONAL and Spectrum such information as may be requested. INDIGO represents that all such information is true and correct and shall not contain any material omissions.

<u>INDIGO DUTIES</u>: SPECTRUM is employed by INTERNATIONAL to investigate loan transactions on behalf of INTERNATIONAL. SPECTRUM is not INTERNATIONAL's agent and has no authority to speak for or to bind INTERNATIONAL. SPECTRUM works exclusively for INTERNATIONAL and owes INDIGO no duty of any nature whatsoever. Without limiting the generality of the foregoing, SPECTRUM assumes no obligation to arrange, attempt to arrange, or fund any loan or advise INDIGO with regard to obtaining such loan. SPECTRUM's sole function is to advise INTERNATIONAL and will not be acting on INDIGO's behalf in any capacity.

<u>BINDING EFFECT</u>: INTERNATIONAL reserves the right to alter the conditions of the investment, or to impose any additional conditions, or to require such additional security as INTERNATIONAL deems necessary up until definitive agreements are signed. Except for INDIGO's obligation to pay Spectrum's due diligence fees, neither party will incur any obligation to the other until the terms and conditions are reduced to definitive agreements and signed by all parties. INDIGO covenants and agrees that it is relying on no oral representations of any nature whatsoever in signing this agreement, including any representations regarding the availability or the likelihood of funding.

<u>INTERNATIONAL FUNDING</u>: The parties acknowledge that the INTERNATIONAL will be making this investment from funds received from a third party. The Parties acknowledge that INTERNATIONAL has no authority to bind any such third party. The funding

of INTERNATIONAL has not yet occurred and when or if such funding occurs involves matters beyond the control of INTERNATIONAL. Unless otherwise disclosed, INTERNATIONAL shall have such funds available before entering into a formal loan agreement with INDIGO. Until such time, INTERNATIONAL is free to seek funding elsewhere. In the event such funding is not received within 120 days of the date hereof, neither party shall have any further obligation to the other.

<u>TERMS OF THE AGREEMENT</u>: In the event the appropriate agreements are not signed within 90 days from the date hereof, the terms and conditions of this term sheet shall terminate.

<u>FURTHER ASSURANCES</u>: INDIGO agrees to execute any documents reasonably required to facilitate this transaction, including any documents required by the Internal Revenue Service to report INTERNATIONAL's receipt and disbursement of funds.

<u>APPLICABLE LAW</u>: The parties agree that in the event of any litigation, jurisdiction and venue shall be proper in Volusia County, Florida.

INTERNATIONAL FINANCIAL CORP., LLC

By: Dave Hampton

Print Name: Dave Hampton

INDIGO-ENERGY, INC.

By: [signature] 4/25/08

Steven P. Durdin, CEO

Business Unit / Expense	Budgeted Allocation	Notes
Oil and Gas Production	$160,000,000	Drilling of hundreds of horizontal wells to develop natural gas and oil reserves
Pipeline Construction	$125,000,000	Construction of TWO (2) 60-mile pipelines / Infrastructure and facility expansion to transport gas to national markets
Drilling Company	$110,000,000	Purchase of and expansion of horizontal well drilling company
Rig Manufacturing	$120,000,000	Purchase of manufacturing plant; expansion and overhead for operations
Land Acquisition	$49,000,000	Closing of lease options on 106,000 acres in Illinois Basin; Additional acquisitions of up to 300,000 acres
Oil Field Construction Co	$26,000,000	Purchase of existing company; Facilitates completion of wells and associated infrastructure
Gas Marketing Co.	$16,000,000	Purchase and development of internal sales and marketing center for aggregating blocks of natural gas for national sales
Office / Admn / Setup	$18,000,000	Establish operating bases in St. Louis, MO and within fields; Facilities, personel and operating costs
TOTAL	**$624,000,000**	

Indigo-Energy, Inc.
Use of Funds - Bridge Loan - Exhibit B

Expense Item	Dollar Amount	Comments
LAND / LEASE / FACILITIES	$30,500,000.00	Purchase of all leases and options. Secures land referenced in business plan and allows for commencement of drilling.
Graben Prospect (KY)		
Judge's Chapel Field and Storage		
Rivers West and Tiline (IL)		
Massoc County Acquisition (IL)		
Johnson County North Prospect		
Duboise Field and Plant		
Horizontal Well Drilling Acquisition	$69,000,000.00	Includes necessary payment to secure drilling technology and access to rig production. Also includes 2 rigs working under contract now for future revenue and 3 horizontal rigs for our own use immediately. Allows for expansion of manufacturing line right away.
Drilling & Completion / Production	$50,500,000.00	Drilling and completion of horizontal wells in first phase of project. Also will purchase at least one pipeline tap and pertinent infrastructure.
TOTAL USED FOR BRIDGE	$150,000,000.00	